Exhibit 77(c)

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Special Meetings of shareholders of the Portfolios were held on February 20, 2002 to vote on

     1. Approval of a new Investment Management Agreement between each specified Portfolio and ING Investments, LLC

               ING GET Fund - Series D (For: 39,251,968; Against: 846,835) ING GET Fund - Series E (For: 38,361,055; Against: 1,350,953) ING GET Fund - Series G (For: 18,609,481; Against: 778,979) ING GET Fund - Series H (For: 14,551,529; Against: 524,675) ING GET Fund - Series I (For: 8,053,134; Against: 177,955) ING GET Fund - Series J (For: 6,919,984; Against: 319,237) ING GET Fund - Series K (For: 8,309,014; Against: 144,105) ING GET Fund - Series L (For: 6,720,948; Against: 253,522) ING GET Fund - Series M (For: 11,139,747; Against: 267,602) ING GET Fund - Series N (For: 12,189,778; Against: 145,367) ING GET Fund - Series P (For: 20,492,258; Against: 497,895)

     2. Approval of new Sub-Advisory Agreements between ING Investments, LLC and Aeltus Investment Management, Inc.

               ING GET Fund - Series D (For: 38,218,801; Against: 1,605,264) ING GET Fund - Series E (For: 37,842,503; Against: 1,408,744) ING GET Fund - Series G (For: 18,361,415; Against: 896,848) ING GET Fund - Series H (For: 14,241,166; Against: 557,767) ING GET Fund - Series I (For: 7,839,204; Against: 226,035) ING GET Fund - Series J (For: 6,818,631; Against: 358,858) ING GET Fund - Series K (For: 8,184,865; Against: 129,802) ING GET Fund - Series L (For: 6,598,423; Against: 253,522) ING GET Fund - Series M (For: 10,922,483; Against: 258,339) ING GET Fund - Series N (For: 11,993,092; Against: 198,451) ING GET Fund - Series P (For: 20,293,309; Against: 515,669)

     3.   Approval of Amended and Restated Declaration of Trust

               All Portfolios (For: 181,859,382; Against: 6,852,806)

     4.   Approval of new Administration Agreements with ING Funds Services, LLC

               ING GET Fund - Series D (For: 30,078,469; Against: 966,156) ING GET Fund - Series E (For: 38,263,521; Against: 1,413,463) ING GET Fund - Series G (For: 18,466,324; Against: 872,802) ING GET Fund - Series H (For: 14,481,713; Against: 554,281) ING GET Fund - Series I (For: 7,876,644; Against: 229,145) ING GET Fund - Series J (For: 6,858,675; Against: 320,858) ING GET Fund - Series K (For: 8,211,344; Against: 118,405) ING GET Fund - Series L (For: 6,895,751; Against: 254,614) ING GET Fund - Series M (For: 11,131,774; Against: 277,897) ING GET Fund - Series N (For: 12,282,760; Against: 227,666) ING GET Fund - Series P (For: 20,308,078; Against: 540,885)